EXHIBIT 21


                       HOST INTERNATIONAL, INC.
                       LISTING OF SUBSIDIARIES





              DOMESTIC                                  FOREIGN
--------------------------------------  ---------------------------------------

Gladieux Corporation                    Host International of Canada, Ltd.

Host International Inc. of Maryland     Marriott Airport Concessions Pty Ltd.

Michigan Host, Inc.                     Host of Holland B.V.

The Gift Collection, Inc.               Horeca Exploitatie Maatschappij
                                          Schiphol, B.V.

Host Gifts, Inc.                        Marriott Airport Terminal Services, Inc.

Host Services of New York, Inc.         Host Services Pty Ltd.

Sunshine Parkway Restaurants, Inc.

Host International, Inc. of Kansas

Las Vegas Terminal Restaurants, Inc.

Turnpike Restaurants, Inc.

Host Marriott Services U.S.A., Inc.

HMS Holdings, Inc.

Host Services, Inc.

Cincinnati Terminal Services, Inc.

Cleveland Airport Services, Inc.

Marriott Family Restaurants, Inc.






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